                          SCHEDULE 14A INFORMATION
                                (RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                EMC CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                EMC CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                  COLOR  LOGO




                                                                   April 4, 1997

Dear Stockholder:

  We cordially invite you to attend our 1997 Annual Meeting, which will be held on Wednesday, May 7, 1997, at 10:00 a.m. at the Company's facility at 5-9 Technology Drive, Milford, Massachusetts. At this meeting you are being asked to elect two Class I members to the Board of Directors for a three-year term and to approve an increase in the number of shares of authorized common stock of the Company and the addition of 6,000,000 shares of common stock to the 1993 Stock Option Plan.

  Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

  Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

  Following completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on May 7th.


                                     Very truly yours,


                                         (ART)


                                     RICHARD J. EGAN
                                     Chairman of the Board

                                EMC CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 7, 1997

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), will be held at the Company's facility at 5-9 Technology Drive, Milford, Massachusetts, on Wednesday, May 7, 1997, at 10:00 a.m. for the following purposes:

     1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

     2. To amend the Company's Articles of Organization to increase the number of shares of authorized common stock, $.01 par value, to 750,000,000 shares from the current authorization of 500,000,000 shares.

     3. To amend the Company's 1993 Stock Option Plan to increase the number of shares available for grant under the plan to 14,000,000 shares from 8,000,000 shares.

     4. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

  All stockholders of record at the close of business on March 27, 1997 are entitled to notice of and to vote at this meeting and any adjournments thereof.

  Stockholders are requested to sign and date the enclosed Proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.

  EMC's 1996 Annual Report to Stockholders and Annual Report on Form 10-K for 1996 are enclosed herewith.


                                     By order of the Board of Directors


                                     DAVID B. WALEK, Clerk

April 4, 1997

                                EMC CORPORATION

                                PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL.

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), for the Annual Meeting of Stockholders of EMC to be held May 7, 1997, and any adjournments thereof, for the purposes set forth in the Notice of the Annual Meeting. EMC was incorporated in 1979, and its principal executive offices are located at 35 Parkwood Drive, Hopkinton, Massachusetts 01748. This Proxy Statement is first being distributed to stockholders on or about April 4, 1997.

  All per share amounts of the common stock, $.01 par value (the "Common Stock"), of the Company noted in this Proxy Statement have been adjusted to give effect to all stock splits.


VOTING RIGHTS AND OUTSTANDING SHARES.

  As of March 27, 1997, EMC had outstanding ________shares of Common Stock. Each share of Common Stock entitles the holder of record thereof at the close of business on March 27, 1997 to one vote on each of the matters to be voted upon at the meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee and reimbursement of expenses estimated not to exceed $10,000 in the aggregate, all of which will be paid by the Company.

  If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the Proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in favor of electing as Class I Directors, the two persons listed under "Election of Director" to serve until their successors are elected and qualified and in favor of each of the additional items set forth in the accompanying Notice of the Annual Meeting. Should any person so named be unable or unwilling to serve as director, the persons named in the enclosed form of Proxy for the Annual Meeting intend to vote for such other person as management may recommend. Any stockholder has the right to revoke his or her Proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk of the Company either a written instrument revoking the Proxy or another newly executed proxy bearing a later date.

  An automated system administered by the Company's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the two nominees who receive the greatest number of votes properly cast will be elected as Class I Directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. The effect of an abstention or a broker non-vote will be the same as a vote against adoption of Proposal 2. A broker non-vote will have no effect upon the outcome of voting on Proposal 3. However, an abstention will have the same effect as a vote against Proposal 3.

  As of the date hereof, management of EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting that will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of Proxy shall have discretionary authority to vote all such Proxies as they shall decide.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
                             NOMINEES LISTED BELOW.

  Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 50A and the By-laws of the Company, the Board of Directors may determine the total number of directors and the number of Class I Directors to be elected at any Annual Meeting of Stockholders or Special Meeting in lieu thereof. The Board of Directors has fixed at eight the total number of directors and has fixed at two the number of Class I Directors to be elected at the 1997 Annual Meeting. Of the current total of eight directors, two Class I Directors have terms expiring at the 1997 Annual Meeting, three Class II Directors have terms expiring at the 1998 Annual Meeting and three Class III Directors have terms expiring at the 1999 Annual Meeting. The two directors whose terms expire at the 1997 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class I members of the Board of Directors. Each Class I Director elected at the 1997 Annual Meeting will serve until the 2000 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.


INFORMATION WITH RESPECT TO NOMINEES.

  Set forth below is information with respect to each nominee for Class I Director to be elected at the Annual Meeting and for each Class II Director and Class III Director. All of the directors were previously elected by the stockholders.


        NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT
                  THE 2000 ANNUAL MEETING (CLASS I DIRECTORS)

RICHARD J. EGAN

  Mr. Egan, age 61, is a founder of the Company and has served as a Director since the Company's inception in 1979. He was elected Chairman of the Board in January 1988. Prior to January 1988, he was also President of EMC. From 1979 to January 1992 he was Chief Executive Officer of the Company. He is also a Director of Cognition Corporation, a CAD/CAM software supplier. Mr. Egan is a member of the Executive Compensation and Stock Option Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

JOHN F. CUNNINGHAM

  Mr. Cunningham, age 54, has been a Director of the Company since November 1991. He was a consultant to the Company from January 1992 to December 1993. He has been Chairman and Chief Executive Officer of Cunningham & Company, a corporation involved in private investments and financial consulting, from February 1989 to the present. From July 1985 to January 1989, he was Chairman of the Board and Chief Executive Officer of Computer Consoles, Inc., a manufacturer of computers and telecommunications equipment. Prior to such time, Mr. Cunningham served in various capacities at Wang Laboratories, Inc., a manufacturer of computers, most recently as President and Chief Operating Officer and a Director. He is also a Director of Computervision Corporation, a CAD/CAM software company. Mr. Cunningham is a member of the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.



                    DIRECTORS SERVING A TERM EXPIRING AT THE
                    1998 ANNUAL MEETING (CLASS II DIRECTORS)


JOHN R. EGAN

  Mr. Egan, age 39, has been a Director of the Company since May 1992. From January 1992 to July 1996, he was Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with the Company including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan has been on a leave of absence from the Company solely in his capacity as an executive officer since July 1996. Mr. Egan is a member of the Audit Committee, the Executive Compensation and Stock Option Committee and the Mergers and Acquisitions Committee of EMC.

JOSEPH F. OLIVERI

  Mr. Oliveri, age 48, has been a Director of the Company since March 1993. From March 1983 to the present, Mr. Oliveri has been President and Chief Executive Officer of Interface Electronics Corporation, a distributor of a diversified group of semiconductor, electronic component and subsystem component products. Mr. Oliveri is a member of the Audit Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

MICHAEL C. RUETTGERS

  Mr. Ruettgers, age 54, has been President of the Company since October 1989 and in January 1992 he also became Chief Executive Officer of EMC. In May 1992, he was elected a Director of the Company. Mr. Ruettgers was Executive Vice President, Operations of EMC from July 1988 to October 1989 and Chief Operating Officer from October 1989 to January 1992. Before joining EMC, he was Chief Operating Officer at Technical Financial Services, Incorporated, a high-technology consulting company, from February 1987 to October 1989. He is also a Director of Cross Comm, Inc., a manufacturer of computer network products, and Commonwealth Energy System, a public utility company.

                    DIRECTORS SERVING A TERM EXPIRING AT THE
                   1999 ANNUAL MEETING (CLASS III DIRECTORS)


MICHAEL J. CRONIN

  Mr. Cronin, age 58, has been a Director of the Company since May 1990. He has been Chief Executive Officer of Cognition Corporation, a CAD/CAM software supplier, from September 1987 to the present. Mr. Cronin is also Chairman of the Board of Cognition Corporation. He was Chief Executive Officer and President of Automatix, Inc., an industrial vision systems manufacturer, from June 1984 to September 1990. He is also a Director of Leeman Labs, Inc., a manufacturer of analytical instruments for the environmental and industrial markets. Mr. Cronin is a member of the Audit Committee, the Executive Compensation and Stock Option Committee and the Mergers and Acquisitions Committee of EMC.


MAUREEN E. EGAN

  Mrs. Egan, age 59, has been a Director of the Company since March 1993. She was one of the Company's initial investors and its first employee. Mrs. Egan was employed in a number of administrative capacities from the Company's inception in 1979 until her retirement in 1985. Mrs. Egan is a founder and member of the Hopkinton Technology for Education Trust, a non-profit organization in Hopkinton, Massachusetts.

W. PAUL FITZGERALD

  Mr. Fitzgerald, age 56, has been a Director of the Company since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, Mr. Fitzgerald was Treasurer of the Company. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of the Company effective October 20, 1995. Mr. Fitzgerald is a member of the Audit Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

  During the fiscal year ended December 31, 1996, the EMC Board of Directors held eight meetings. Each incumbent director who is a nominee for election at the Annual Meeting attended all of the meetings of the Board of Directors and the committees of which they were a member in 1996.


                                  PROPOSAL 2

        APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

  The Articles of Organization of the Company currently authorize the issuance of 500,000,000 shares of Common Stock, $.01 par value, and 25,000,000 shares of Series Preferred Stock, $.01 par value ("Preferred Stock"). On January 22, 1997, the Board of Directors voted to propose and declare advisable an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 500,000,000 shares to 750,000,000 shares.

  The affirmative vote of the holders of a majority of the outstanding shares is required to approve this amendment to the Company's Articles of Organization.

  As of March 15, 1997, there were a total of 276,370,901 shares of Common Stock outstanding or reserved for issuance, with no shares held by the Company as treasury stock. This total number of shares includes shares reserved for issuance under the Company's 1985 Stock Option Plan, as amended (the "1985 Plan"), the Company's 1989 Employee Stock Purchase Plan, as amended (the "1989 Plan"), the Company's 1992 Stock Option Plan for Directors, as amended (the "1992 Directors Plan") and the Company's 1993 Stock Option Plan, as amended (the "1993 Plan") and the shares issuable upon conversion of the Company's 3 1/4% Convertible Subordinated Notes due 2002 (the "3 1/4% Notes"). As of the date of this Proxy Statement, there are no shares of Preferred Stock issued or outstanding.

  The proposed amendment would increase the number of shares of the existing class of Common Stock available for issuance by the Company, but would have no effect upon the terms of the Company's Common Stock or the rights of holders of such Common Stock. Holders of Common Stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for additional shares from the Company. There are no cumulative voting rights, with the result that holders of more than 50% of the shares of Common Stock are able to elect 100% of the class of the Company's directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. All outstanding shares of Common Stock are, and those issuable upon the exercise of options and the conversion of the 3 1/4% Notes will be, when issued and fully paid for, validly issued and fully paid and non-assessable. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive their pro rata portion of the net assets of the Company remaining after the payment of all creditors and liquidation preferences, if any.

  The Board of Directors believes that the proposed increase in authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions, use in employee benefit plans or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of Common Stock to be issued without the expense and delay of a special stockholders meeting. If this proposal is adopted, the additional authorized shares of Common Stock (as well as all currently authorized but unissued shares of Common Stock) would be available for issuance without further action by the stockholders, subject, however, to the requirements of the New York Stock Exchange that stockholder approval be obtained for certain issuances of additional shares of Common Stock, including those in excess of 20% of the number of shares then outstanding. If additional shares of Common Stock are issued as a result of the proposed increase in authorized shares of Common Stock, this may have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share. In addition, the proposed increase in authorized shares of Common Stock could have the effect of rendering more difficult a change in control of the Company.

  As of the date of this Proxy Statement, the Company has no agreements, commitments, or plans with respect to the sale or issuance of additional shares of Common Stock except as described under the 1985 Plan, the 1989 Plan, the 1992 Directors Plan, the 1993 Plan and the obligation to issue shares of Common Stock upon conversion of the 3 1/4% Notes.


                                  PROPOSAL 3

         APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

  On May 12, 1993, the Company's stockholders adopted and approved the 1993 Plan and 6,000,000 shares of Common Stock were reserved for issuance thereunder to employees of the Company and its subsidiaries. On May 10, 1995, the 1993 Plan was amended to include an additional 2,000,000 shares of Common Stock. Currently, the total number of shares of Common Stock that are authorized to be issued under the 1993 Plan is 8,000,000. As of March 15, 1997, ______ shares remained available for future option grants under this plan.

  On January 22, 1997, the Board of Directors approved an amendment to the 1993 Plan to increase the number of shares available under the plan from 8,000,000 shares to 14,000,000 shares. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this amendment to the 1993 Plan. The Company's current forecast for the 1993 Plan indicates that there are currently insufficient shares for projected grants of options through the next several month period. Additional shares are needed for use in the 1993 Plan so that stock option grants can continue to be made to attract and retain key employees of the Company and its subsidiaries. If this amendment to the 1993 Plan is not approved by the stockholders, no grants of options will be made under the 1993 Plan once the presently available number of options are granted.

  Members of the Board of Directors of the Company who are not employed as regular salaried officers or employees of the Company may not participate in the 1993 Plan. The closing price of a share of Common Stock on the New York Stock Exchange on March 27, 1997 was $______. The proceeds received by the Company from the sale of Common Stock pursuant to the 1993 Plan will be used for the general corporate purposes of the Company.

SUMMARY OF THE 1993 PLAN

  If the January 22, 1997 amendment adding 6,000,000 shares is approved, a total of 14,000,000 shares of Common Stock will be reserved for issuance to employees and officers of the Company and its subsidiaries under the 1993 Plan. Options granted pursuant to the 1993 Plan may, at the discretion of the Board of Directors or the Executive Compensation and Stock Option Committee (the "Compensation Committee"), be incentive stock options. The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

  The Board of Directors or the Compensation Committee approves all transactions under the 1993 Plan and determines the provisions of options to be granted under
the 1993 Plan.   The Compensation Committee was appointed by and serves at the pleasure of the Board of Directors and, subject to the 1993 Plan, each of the Board of Directors and the Compensation Committee has full authority to interpret the terms of the 1993 Plan and options granted under the 1993 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 1993 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 1993 Plan; provided that any change to the terms of an option will be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from
Section 16(b) of the Securities Exchange Act of 1934, in the absence of such approval.

  The Board of Directors or the Compensation Committee approves conclusively, consistent with the 1993 Plan, the individuals to receive options, the number and exercise price of the options, the time when the options become exercisable, and whether such options will be incentive stock options.

  The shares of Common Stock subject to the 1993 Plan may be adjusted to give effect to stock dividends, stock splits and the like. The Common Stock delivered to option holders upon the exercise of options may, in the discretion of the Board of Directors, be either authorized but unissued shares or shares held by the Company in treasury.

  Each of the Board of Directors and the Compensation Committee may, at its discretion, approve an option grant to an eligible person under the 1993 Plan. An eligible person to participate in the 1993 Plan is any employee of the Company or any of its subsidiaries. As of March 15, 1997, there were approximately 4,700 employees eligible to participate in the 1993 Plan and approximately 2,700 employees participating in the 1993 Plan. The number of options which may be granted to any eligible person is also within the discretion of each of the Board of Directors and the Compensation Committee, subject to certain conditions concerning incentive stock options.

  Options granted under the 1993 Plan are exercisable at such time or times as the Board of Directors or the Compensation Committee shall determine. However, no incentive stock option may be exercisable after ten years from the date of its grant (five years in the case of a 10% or more stockholder).

  Under the 1993 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised by a person other than the option holder only in the circumstances outlined below; provided that the Board of Directors or the Compensation Committee may allow for transferability of nonstatutory stock options to immediate family members of the option holder or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the option holder.

  Under the 1993 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the option holder's employment with the Company, unless the Compensation Committee or the Board of Directors specifies otherwise. However, if an option holder dies at a time when he or she is entitled to exercise an option, then the portion formerly exercisable by the option holder may be exercised by the option holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, within three years of the death of the option holder, subject, in the case of incentive stock options, to the limitations stated above on their exercise. Shares which are not delivered because of termination of options may be reused for other options.

  The exercise price of stock options granted under the 1993 Plan is determined by the Board of Directors or the Compensation Committee on the date of grant, subject to limitations contained in the 1993 Plan, including the limitation that the exercise price may not be less than par value. However, there are certain pricing restrictions for incentive stock options as set forth below.

  Payment for shares to be granted upon exercise of options must be made in full in cash or by bank draft, check or money order before the shares are delivered. Part or all of the purchase price may also be paid in shares of Common Stock. A person electing to exercise an option must give written notice to the Company of the election, accompanied by any documents required by the Board of Directors or the Compensation Committee and the purchase price. The Board of Directors or the Compensation Committee may require the person to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1993 Plan. When options other than incentive stock options are exercised or any options are exercised by an individual subject to taxation in a foreign jurisdiction, the Company may require the option holder to remit to the Company applicable taxes prior to the delivery of any shares of Common Stock. If at the time an incentive stock option is exercised, the Compensation Committee determines that the Company could be liable for withholding applicable taxes upon a disposition of the underlying Common Stock, the Compensation Committee may require as a condition of exercise that the option holder agree to notify the Company of any disposition of the underlying Common Stock and provide the Company with such security as the Compensation Committee deems adequate to meet the potential liability of the Company for withholding of taxes.

  The Board of Directors or the Compensation Committee may at any time discontinue granting options under the 1993 Plan. The Board of Directors may amend the 1993 Plan except that no such amendment may adversely affect the rights of any option holder without his or her consent and except that no such amendment will, without the approval of the stockholders of the Company, increase the number of shares available under the 1993 Plan, change the group of employees eligible to receive options, reduce the exercise price of outstanding incentive stock options, reduce the price at which future incentive stock options may be granted, extend the time within which options may be granted, alter the 1993 Plan so that options intended to qualify as incentive stock options under the Code would not do so, or change the amendment provisions of the 1993 Plan.

  No grant of incentive stock options can be made under the 1993 Plan after May 12, 2003, but options granted before that day may be exercised after it.

  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the 1993 Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

  The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock at the time the option is granted, except as stated otherwise below. The aggregate fair market value, determined at the time the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined at the time such option is granted). No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. No incentive stock option will be granted to any person who at the time of the grant owns, directly or indirectly through application of the attribution rules of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries unless the option price at the time of the grant is at least 110% of the fair market value of the stock subject to the option and the period of the option does not exceed five years from the date of grant.


FEDERAL INCOME TAX CONSEQUENCES

  In general, neither the grant nor the exercise of an incentive stock option granted under the 1993 Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted or within one year after the date of exercise, any later sale of such stock will result in a long-term capital gain or loss.

  If shares received upon exercising an incentive stock option are disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition of the stock. The amount of such ordinary income will generally be equal to the difference between the fair market value of the stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale with respect to which loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

  Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

  Options granted under the 1993 Plan which are not incentive stock options are "nonstatutory options". No income results upon the grant of a nonstatutory option. When an option holder exercises a nonstatutory option he or she will realize ordinary income subject to withholding. Generally such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

  The foregoing summary is not a complete description of Federal income tax aspects of the 1993 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 1993 Plan, as well as foreign, state and local tax consequences.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Company's Common Stock owned on March 15, 1997 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees for director owning Common Stock in the Company, (iii) by each of the executive officers named in the Summary Compensation Table on page __, and (iv) by all directors and executive officers as a group.


                                           NUMBER OF SHARES
                                             BENEFICIALLY          PERCENT OF
NAME OF BENEFICIAL OWNER                       OWNED(1)        OUTSTANDING SHARES
------------------------                   ----------------    ------------------
Richard J. Egan*(2)                              6,218,800            2.7%
Maureen E. Egan(3)                               1,700,001             **
Michael J. Cronin                                       --             --
John F. Cunningham*(4)                              48,000             **
John R. Egan                                       422,150             **
W. Paul Fitzgerald(5)                               36,852             **
Raymond Fortune                                      6,750             **
Michael A. Klayko(6)                                15,000             **
Robert T. O'Connell(7)                              20,150             **
Joseph F. Oliveri(8)                                32,000             **
Michael C. Ruettgers(9)                            344,605             **
Putnam Investments, Inc.(10)                    16,019,560            6.9%
FMR Corp.(11)                                   15,619,456            6.7%
All directors and executive officers as          8,943,408            3.9%
 a group (16 persons)(12)
---------------------------

  * Nominee for director

 ** Less than 1%

 (1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

 (2) Excludes 2,122,151 shares held by Mr. Egan's wife, Maureen E. Egan, and John R. Egan, as to which Mr. Egan disclaims beneficial ownership.

 (3) Excludes 6,640,950 shares held by Mrs. Egan's husband, Richard J. Egan, and John R. Egan, as to which Mrs. Egan disclaims beneficial ownership.

 (4) Mr. Cunningham is deemed to own these shares by virtue of a currently exercisable option to purchase these shares.

 (5) Mr. Fitzgerald is deemed to own 4,333 of these shares by virtue of a currently exercisable option to purchase these shares.

 (6) Mr. Klayko is deemed to own these shares by virtue of currently exercisable options to purchase these shares.

 (7) Mr. O'Connell is deemed to own 20,000 of these shares by virtue of currently exercisable options to purchase these shares.

 (8) Mr. Oliveri is deemed to own these shares by virtue of a currently exercisable option to purchase these shares.

 (9) Excludes 2,400 shares owned by Mr. Ruettgers' children, as to which he disclaims beneficial ownership.

(10) EMC has relied on the Schedule 13G filed jointly by Marsh & McLennan Companies, Inc., Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. dated January 27, 1997 for information relating to their share ownership. Putnam Investments, Inc. is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. Of the 16,019,560 shares of Common Stock beneficially owned by Putnam Investments, Inc., 13,980,030 shares are beneficially owned by Putnam Investment Management, Inc. and 2,039,530 shares of Common Stock are beneficially owned by The Putnam Advisory Company, Inc., both registered investment advisers and wholly-owned subsidiaries of Putnam Investments, Inc. With respect to 1,212,634 shares, Putnam Investments, Inc. shares voting power with The Putnam Advisory Company, Inc. Putnam Investments, Inc. shares dispositive power with Putnam Investment Management, Inc. with respect to 13,980,030 shares and shares dispositive power with Putnam Advisory Company, Inc. with respect to 2,039,530 shares.

(11) EMC has relied on the Schedule 13G of FMR Corp. dated February 14, 1997 for information relating to its share ownership. Of these shares, FMR Corp. has the sole power to vote or direct the vote of 1,497,816 shares and the sole power to dispose of or direct the disposition of 15,619,456 shares.

(12) Includes 108,483 shares of Common Stock beneficially owned by all executive officers and directors as a group based upon stock options exercisable within 60 days from the date of this table. Excludes shares as to which the named individuals have disclaimed beneficial ownership as described above. Also excludes shares held by Robert T. O'Connell, who resigned as an executive officer of the Company as of February 5, 1997.

     The address of all persons listed above other than Putnam Investments, Inc. and FMR Corp. is c/o EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

                       COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                              ANNUAL COMPENSATION                  COMPENSATION
                               --------------------------------------------------  -------------
                                                                  OTHER ANNUAL        AWARDS          ALL OTHER
                                                                                   -------------
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)  BONUS($)(1)   COMPENSATION($)    OPTIONS(#)     COMPENSATION($)
-----------------------------  -------  ---------  -----------  -----------------  -------------  -----------------
Michael C. Ruettgers.........   1996     397,808   661,479              ---             250,000            2,000(2)
   President, Chief             1995     276,700   366,120              ---               ---              2,000(2)
   Executive Officer            1994     260,000   366,660              ---               ---              2,000(2)
   and Director

Robert T. O'Connell             1996     234,616   459,989              ---               ---              2,000(2)
    Senior Vice President       1995(3)   95,096   124,017           27,260(4)          100,000              500(2)
    Chief Staff Officer         1994       ---       ---                ---               ---                ---

Raymond Fortune..............   1996     234,327   296,434              ---               ---              2,000(2)
   Senior Vice President        1995     190,192   217,450              ---              56,250            2,000(2)
   International Sales          1994(5)   73,231   122,102              ---              75,000              500(2)

Michael A. Klayko               1996(6)  202,885   273,250              ---              75,000            1,500(2)
    Senior Vice President       1995       ---       ---                ---               ---                ---
    North American Sales        1994       ---       ---                ---               ---                ---

Richard J. Egan..............   1996     105,500   236,400          100,000(7)        1,000,000          291,840(8)
    Chairman of the Board       1995     276,700   366,120              ---               ---            319,376(8)
    and Director                1994     260,000   366,660              ---               ---            371,147(8)
--------------

(1) Includes performance bonuses and commissions accrued in year of service whether paid during year of service or in succeeding year.

(2) The amount noted was paid to such executive officer's account in the EMC 401K Plan.

(3) Mr. O'Connell joined the Company on July 17, 1995.

(4) Includes $21,735 paid to Mr. O'Connell to reimburse him for expenses associated with his relocation to Massachusetts.

(5) Mr. Fortune joined the Company on July 11, 1994.

(6) Mr. Klayko joined the Company on March 1, 1996.

(7) Represents consulting payments made to Mr. Egan, following his resignation as an employee of the Company effective June 30, 1996.

(8) Includes the amount of $1,000 for 1996 and $2,000 for each of 1995 and 1994 paid to Mr. Egan's account in the EMC 401K Plan. Also includes $290,840, $317,376 and $369,147, respectively, for 1996, 1995 and 1994, reflecting the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by the Company during 1996, 1995 and 1994 ($794,496, $829,568 and $768,131, respectively) with respect to a split-dollar insurance agreement described below, based on the earliest possible date on which the Company may terminate the split dollar agreement and receive back all funds advanced, which is August 16, 2002. The Company did not pay any portion of the term life insurance portion of the premium in 1996, 1995 or 1994.

    In January 1993, the Company entered into a "split dollar" life insurance agreement with the Egan Family Irrevocable Insurance Trust, for the benefit of the Richard J. Egan family. Richard J. Egan is Chairman of the Board and Maureen E. Egan and John R. Egan are Directors of the Company. Under the agreement, premiums equivalent, in general terms, to the aggregate annual increase in the cash value of the policies will be advanced by the Company to the Egan Family Irrevocable Insurance Trust and will be required to be repaid to the Company (without interest) upon death or at such time as the aggregate cash value of the fully funded policies equals the Company's total premium advances. All Company advances will be collateralized by the aggregate cash value of the policies.


                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on option grants in fiscal 1996 to the named executive officers.

                               INDIVIDUAL GRANTS
                          -----------------------
                                         PERCENT
                                         OF TOTAL
                            NUMBER OF    OPTIONS                        MARKET
                             OPTIONS    GRANTED TO                     PRICE PER
                             GRANTED     EMPLOYEES       EXERCISE      SHARE ON
                               IN        IN FISCAL        PRICE         DATE OF        EXPIRATION
         NAME                 1996        YEAR(1)       PER SHARE        GRANT            DATE
--------------------------------------------------------------------------------------------------
Michael C. Ruettgers (2)      250,000        5.93%       $ 9.25           $18.50        7/24/06
Robert T. O'Connell                --          --            --               --             --
Raymond Fortune                    --          --            --               --             --
Michael A. Klayko (3)          75,000        1.78%        20.88            20.88        3/06/06
Richard J. Egan (4)           500,000       11.87%         9.25            18.50        7/24/06
                              500,000       11.87%        18.50            18.50        7/24/06


                                   POTENTIAL REALIZED
                                   VALUE AT ASSUMED
                               ANNUAL RATES OF STOCK PRICE
                               APPRECIATION FOR OPTION TERM
                          --------------------------------------
         NAME                   0%            5%           10%
----------------------------------------------------------------
Michael C. Ruettgers (2)  $2,312,500   $ 5,220,000   $ 9,682,500
Robert T. O'Connell               --            --            --
Raymond Fortune                   --            --            --
Michael A. Klayko (3)             --       984,750     2,496,000
Richard J. Egan (4)        4,625,000    10,440,000    19,365,000
                                  --     5,815,000    14,740,000

(1) The Company granted options representing an aggregate of 4,213,969 shares to 1,322 employees and directors of EMC and its subsidiaries in fiscal 1996 under the 1985 Plan, the 1992 Directors Plan and the 1993 Plan. The above aggregate includes the grant to Richard J. Egan, Chairman of the Board, as well as to all employees.

(2) Mr. Ruettgers' options become exercisable in increments of 20% over a five-year period. The term of such option grant is ten years from the date of the grant, which was July 24, 1996.

(3) Mr. Klayko's options become exercisable in increments of 20% over a five-year period. The term of such option grant is ten years from the date of the grant, which was March 6, 1996.

(4) Mr. Egan's options were granted under the 1992 Directors Plan and become exercisable in increments of 33 1/3% over a three-year period. The terms of such option grants are ten years from the date of the grants, which was July 24, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in 1996 by the named executive officers and the value of such officers' unexercised options at December 31, 1996.


                                                         NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                        NUMBER OF SHARES                      OPTIONS AT              IN-THE-MONEY OPTIONS
                            ACQUIRED                       FISCAL YEAR END             AT FISCAL YEAR END
                               ON            VALUE     --------------------------  --------------------------
         NAME               EXERCISE       REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  ----------------  -----------  -----------  -------------  -----------  -------------
Michael C. Ruettgers             260,676   $4,487,780           --        490,000           --    $13,576,270
Robert T. O'Connell                   --           --       20,000         80,000     $222,500    $   890,000
Raymond Fortune                   26,250   $  120,000           --         90,000           --    $ 1,321,875
Michael A. Klayko                     --           --           --         75,000           --    $   918,750
Richard J. Egan                       --           --           --      1,000,000           --    $19,250,000


  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Price Performance Graph on page ___ shall not be incorporated by reference into any such filings.


                      REPORT OF THE EXECUTIVE COMPENSATION
             AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS

  EMC's compensation philosophy is to tightly link executive pay to corporate performance and returns to stockholders. A significant portion of an executive's compensation is tied to the Company's success in meeting one or more specified performance goals and to appreciation in the Company's market valuation. Thus, a significant portion of an executive's compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve the Company's business goals, to link executive and stockholder interests through equity-based plans, and to recognize individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a full review of the Company's executive compensation program. As occurred in 1996, this review often includes a comprehensive report from independent executive compensation consultants evaluating the effectiveness of the program and a comparison of the Company's executive compensation, corporate performance, stock price appreciation and total return to stockholders to a peer group of public high technology companies. The Compensation Committee reviews the selection of peer companies used for compensation analysis annually. The companies in the peer group used for compensation analysis are generally not the same as those in the peer group index in the Performance Graph included in this Proxy Statement.

  The peer group in the Performance Graph is comprised of companies in the computer storage field. The Compensation Committee is of the opinion that EMC generally does not compete with such companies for executive talent and therefore uses other high technology companies for compensation analysis. The companies used for compensation analysis are generally other leading high technology companies which (i) compete with or are business partners with the Company in the marketplace; (ii) are comparable to the Company in terms of workforce size, product offerings or revenues; or (iii) compete with the Company for executive talent. The selected peer group for compensation analysis may vary from year to year based upon market conditions and changes in the Company's business. The annual compensation review provides an ongoing comparison of the Company's executive compensation with the compensation programs of similar companies.

  The key elements of the Company's executive compensation are generally base salary, bonus and stock options. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by the Company to the individual executive.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. The base salaries of the Company's executive officers are generally low in comparison to base salaries for comparable positions at other companies. This is due to the fact that the Company's executive compensation program is weighted heavily towards bonuses and other incentives, more tightly coupling executive interests with those of stockholders.

  Annual salary adjustments are determined by evaluating the financial performance and, where appropriate, certain non-financial performance measures,
of the Company, and the performance of each executive officer.   For 1996, the
non-financial performance factors used were increase in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

  With respect to the base salary granted to Mr. Ruettgers in 1996, the Compensation Committee took into account base salaries of chief executive officers of peer companies, the Company's success in meeting its return on equity goals in 1995, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Ruettgers' individual performance. The Compensation Committee also took into account the longevity of Mr. Ruettgers' service to the Company and its belief that Mr. Ruettgers is an excellent representative of the Company to the public by virtue of his stature in the industry. On these bases, in particular the need to bring Mr. Ruettgers' base salary more in line with base salaries of chief executive officers of peer companies, the Compensation Committee believes that the significant increase in Mr. Ruettgers' 1996 base salary from that of 1995 is well justified.

EXECUTIVE BONUSES

  The Company's executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives, both quarterly and annual, are established at the beginning of each year by the Compensation Committee. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for 1996 was based on a fractional percentage of the Company's pre-tax profits. As in the case of base salary, the Compensation Committee also considers individual non-financial performance measures and, where appropriate, business unit performance measures, in determining bonuses.

  Mr. Ruettger's bonus for 1996 was largely based on the Company's performance in 1996. In 1996, the Company exceeded its performance goals by a significant margin. In awarding the bonus to Mr. Ruettgers, the Compensation Committee also considered on a subjective basis the performance of the Common Stock and the role of Mr. Ruettgers in promoting the long-term strategic growth of the Company and, in particular, the Company's growth in market share. Based on the above factors, Mr. Ruettgers received a significant increase over the bonus paid to him in 1995.

STOCK OPTIONS

  The purpose of the Company's stock option plans is to provide an additional incentive to certain employees of the Company to work to maximize stockholder value. Generally, stock options vest in equal increments over five years. This approach is designed to act as a retention device for key employees and to encourage employees to take into account the long-term interests of the Company.

  Stock options may be granted to the Company's executive officers under the Company's 1985 and 1993 Plans. The Company has a set of guidelines that is used to determine the size of stock option awards. These guidelines take into account the duties and responsibilities of the individual, individual performance, years of service to the Company, the number of outstanding options and the size of prior option awards. These guidelines were used in 1996 by the Compensation Committee, or the Board of Directors, as applicable, in making the stock option grants to Mr. Ruettgers and all other executive officers of the Company. In the event of poor corporate performance, the Board of Directors may elect not to award options.

  In 1996, Mr. Ruettgers received options to purchase 250,000 shares at an exercise price of 50% of fair market value on the date of grant. The Board of Directors believes that this discounted grant is justified on the basis of the factors discussed above, in particular the fact that Mr. Ruettgers' cash compensation is low relative to that of chief executive officers of peer companies, Mr. Ruettgers' and the Company's performance in 1996 and recent years, and the lack of any option grant to Mr. Ruettgers since 1992. The Board of Directors believes that the equity interests held by Mr. Ruettgers and the other executive officers align the interests of stockholders and management.


POLICY ON DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

  While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 1996, as in previous years, the majority of the Company's executive compensation consisted of compensation with performance-based variable elements. The Compensation Committee and the Board of Directors intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders.


                                  EXECUTIVE COMPENSATION AND
                                  STOCK OPTION COMMITTEE

                                  Michael J. Cronin, Chairman
                                  John F. Cunningham
                                  John R. Egan
                                  Richard J. Egan


                                  As to the portion of the above report
                                  relating to stock options,
                                  BOARD OF DIRECTORS

                                  Richard J. Egan, Chairman
                                  Michael J. Cronin
                                  John F. Cunningham
                                  John R. Egan
                                  Maureen E. Egan
                                  W. Paul Fitzgerald
                                  Joseph F. Oliveri
                                  Michael C. Ruettgers

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee members are Michael J. Cronin, Chairman, John
F. Cunningham, John R. Egan and Richard J. Egan. Richard J. Egan, Chairman of the Board of the Company, is also a member of the Board of Directors of Cognition Corporation, of which Michael J. Cronin is Chief Executive Officer and Chairman of the Board. In addition to Messrs. Cronin and Cunningham, Richard J. Egan and Michael C. Ruettgers, who are executive officers and Directors of the Company, and John R. Egan and W. Paul Fitzgerald, who are former executive officers and current Directors of the Company, participated in deliberations of the Board of Directors concerning the stock option portion of executive compensation during the last fiscal year.


                         STOCK PRICE PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                         AMONG EMC CORPORATION, S&P 500
        INDEX AND PEER GROUP SIC CODE 3572 (COMPUTER STORAGE DEVICES)**

                       [PERFORMANCE GRAPH APPEARS HERE]

 * $100 invested on 12/28/91 in Company stock, index or peer group including reinvestment of dividends, if any.

** 19 companies comprise the peer group. The Company will provide a list of the peer group companies to stockholders upon request.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.


                                             FISCAL YEAR
                          ------------------------------------------------
                            1991   1992    1993    1994     1995    1996
                          ------------------------------------------------
EMC CORPORATION              100  306.29  851.17  1133.29  793.14  1716.74
COMPUTER STORAGE DEVICES     100  144.88  187.87   189.00  285.13   513.82
S&P 500                      100  107.64  118.50   120.06  165.18   203.11


                              CERTAIN TRANSACTIONS

  Periodically during 1996, the Company rented the private airplane of Richard
J. Egan for use for EMC business trips and sales activities, for which payments aggregated approximately $140,000. Richard J. Egan is Chairman of the Board of Directors of the Company.

  In 1996, the Company retained the Thomas A. Fitzgerald Company to provide various forms of corporate insurance and paid premiums of approximately $590,000. Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of the Company and of Maureen E. Egan, a Director of the Company, the brother-in-law of Richard J. Egan, Chairman of the Board of Directors of the Company and the uncle of John R. Egan, a Director of the Company.

  The Company believes that the terms of the arrangements described above were fair and not less favorable to the Company than could have been obtained from unaffiliated parties.


COMMITTEES OF THE BOARD

  The Audit Committee, the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee are the standing committees of the Board of Directors.

                                                                                     STOCK
                                                                                   REPURCHASE
                                 EXECUTIVE                                          AND BOND
                             COMPENSATION AND              MERGERS AND             REDEMPTION
      AUDIT                    STOCK OPTION               ACQUISITIONS             OVERSIGHT
----------------------------------------------------------------------------------------------------

W. Paul Fitzgerald*          Michael J. Cronin*         John F. Cunningham*      Joseph F. Oliveri*
Michael J. Cronin            John F. Cunningham         Michael J. Cronin        John F. Cunningham
John R. Egan                 John R. Egan               John R. Egan             Richard J. Egan
Joseph F. Oliveri            Richard J. Egan                                     W. Paul Fitzgerald
* Chairman

  The Audit Committee, which held two meetings in 1996, reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the committee deems appropriate.

  The Executive Compensation and Stock Option Committee, which held eight meetings during 1996, reviews salary policies and compensation of executive officers, officers and other members of management and approves compensation plans. Although the full Board of Directors currently approves all transactions under the Company's stock option plans, this committee makes recommendations to the Board of Directors for option grants and has the authority to administer and interpret the provisions of these option plans as well as the Company's employee stock purchase plan.

  The Mergers and Acquisitions Committee reviews with management of EMC potential acquisitions. This committee held no formal meetings in 1996.

  The Stock Repurchase and Bond Redemption Oversight Committee, which held two meetings during 1996, oversees and reviews with management the Company's common stock repurchase program, which was rescinded on November 25, 1996, and the redemption of any of the Company's bonds which may be outstanding from time to time.

  The Board of Directors does not have a Nominating Committee.

  The Company compensates each director who is not an employee of the Company $12,500 per annum, $2,000 for each regularly scheduled director's meeting attended and for each committee on which they serve, $1,500 per annum or $2,000 per annum if they serve as Chairman.

   Under the 1992 Directors Plan, each Eligible Director (as defined below) is awarded an option to purchase up to 40,000 shares of Common Stock on the date he or she first becomes an Eligible Director, subject to the conditions of the 1992 Directors Plan ( a "formula option"). An Eligible Director is any director who
(1) is not an employee of the Company; and/or (2) is not a five percent stockholder of the Company or a person in control of such stockholder. The exercise price for each option granted under the 1992 Directors Plan will be at the price per share determined by the Compensation Committee at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Formula options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the grant. The 1992 Directors Plan also provides for the granting of discretionary, non-formula based options to Eligible Directors. Such non-formula based options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the 1992 Directors Plan.

  On July 24, 1996, pursuant to the 1992 Directors Plan, the Compensation Committee granted options to purchase 1,000,000 shares of common stock to Richard J. Egan, Chairman of the Board and a Director. 500,000 of such options were at an exercise price of $18.50, and 500,000 of such options were at an exercise price of $9.25, equal to 100% and 50%, respectively, of the fair market value of the Company's common stock on the date of grant.

                           _________________________

  Richard J. Egan, Chairman of the Board and a Director, is the husband of Maureen E. Egan, a Director of the Company. He also is the brother-in-law of W. Paul Fitzgerald, a Director of the Company. W. Paul Fitzgerald is the brother of Maureen E. Egan. John R. Egan, a Director of the Company is the son of Richard
J. and Maureen E. Egan.

                             STOCKHOLDER PROPOSALS

  To be eligible for inclusion in the Company's Proxy Statement, stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received at EMC's principal executive offices no later than December 5, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Directors have appointed Coopers & Lybrand, who have served as the Company's auditors since 1984, to examine the financial statements of the Company for fiscal year 1997. The Company expects that representatives of Coopers & Lybrand will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1996, all filing requirements were complied with in a timely fashion except for the following: L. Daniel Butler and Raymond Fortune, executive officers of the Company, each made one late filing, reporting one transaction each.

                                EMC CORPORATION

              1993 STOCK OPTION PLAN, as amended January 22, 1997

1.   PURPOSE.
     -------

     The purpose of the EMC Corporation 1993 Stock Option Plan is to enable EMC Corporation to provide a special incentive to a limited number of key employees of the Company and its Subsidiaries, if any, who are in a position to have a significant effect upon the Company's business and earnings. In order to accomplish this purpose, the Plan authorizes the grant to such key employees of options to purchase Common Stock of the Company. Increased ownership of Common Stock will provide such key employees with an additional incentive to take into account the long-term interests of the Company.

2.   DEFINITIONS.
     -----------

     As used herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

     2.1  "Board of Directors" means the Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     2.3 "Committee" means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made.

     2.4  "Common Stock" means the Common Stock of the Company.

     2.5 "Company" means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

     2.6 "Fair Market Value" in the case of a share of Common Stock on a particular day, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

     2.7 "Incentive Stock Option" means a stock option that satisfies the requirements of Section 422 of the Code.

     2.8 "Participant" means an individual holding a stock option or stock options granted to him under the Plan.

     2.9 "Plan" means the EMC Corporation 1993 Stock Option Plan set forth herein.

     2.10 "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

     2.11 "Ten Percent Stockholder" means any person who, at the time an option is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

3.   ADMINISTRATION.
     --------------

     3.1 The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     3.2 Subject to the provisions set forth herein, each of the Committee and the Board of Directors shall have full authority to determine the provisions of options to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; provided, however, that
                                                      --------  -------
any change to the terms of an option granted hereunder shall be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of such approval.


     3.3 The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under subsection 3.2 shall be final and binding on all persons concerned.

     3.4 Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4.   SHARES SUBJECT TO THE PLAN.
     --------------------------

     4.1 The maximum number of shares of Common Stock that may be delivered upon the exercise of options granted under the Plan shall be 14,000,000, subject to adjustment in accordance with the provisions of Section 8.

     4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Company and the Participant), the number of shares of Common Stock as to which such option has not been exercised prior to termination shall be available for future grants within the limits set forth in subsection 4.1.

     4.3 Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case the shares to be so delivered shall consist of shares of authorized and issued Common Stock reacquired by the Company and held in its Treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

5.   ELIGIBILITY FOR OPTIONS.
     -----------------------

     Employees eligible to receive options under the Plan shall be those key employees of the Company and its Subsidiaries, if any, who, in the opinion of the Committee, are in a position to have a significant effect upon the Company's business and earnings. Members of the Board of Directors of the Company or a Subsidiary who are not employed as regular salaried officers or employees of the Company or a Subsidiary may not participate in the Plan.

6.   GRANT OF OPTIONS.
     ----------------

     6.1 From time to time while the Plan is in effect, each of the Committee and the Board of Directors may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

     6.2 Each of the Committee and the Board of Directors shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted by it under the Plan.

     6.3 No Incentive Stock Option may be granted under the Plan after May 12, 2003, but options theretofore granted may extend beyond that date.

7.   PROVISIONS OF OPTIONS.
     ---------------------

     7.1  Incentive Stock Options or Other Options.  Options granted under the
          ----------------------------------------
Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as the Committee or the Board of Directors shall determine at the time of each grant of options hereunder.

     7.2  Stock Option Certificates or Agreements.  Options granted under the
          ---------------------------------------
Plan shall be evidenced by certificates or agreements in such form as the Committee shall from time to time approve. Such certificates or agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the certificates or agreements shall contain such provisions relating to exercise and other matters as are required of incentive stock options under the Code.

     7.3  Terms and Conditions.  All options granted under the Plan shall be
          --------------------
subject to the following terms and conditions to the extent applicable and to such other terms and conditions not inconsistent therewith as the Committee or the Board of Directors shall determine:

          7.3.1  Exercise Price.  The exercise price per share of Common Stock
                 --------------
     with respect to each option shall be as determined by the Committee but in the case of an Incentive Stock Option not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share at the time the option is granted. In the case of an option which does not qualify as an Incentive Stock Option, the exercise price per share of Common Stock shall be not less than par value.

          7.3.2  Value of Shares of Common Stock Subject to Incentive Stock
                 ----------------------------------------------------------
     Options.  Each eligible employee may be granted Incentive Stock Options
     -------
     only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

          7.3.3  Period of Options.  An option shall be exercisable during such
                 -----------------
     period of time as the Committee or Board of Directors may specify (subject to subsection 7.4 below), but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the option is granted.

          7.3.4  Exercise of Options.
                 -------------------

               7.3.4.1 Each option shall be made exercisable at such time or times as the Committee or the Board of Directors shall determine. In the case of an option made exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised.

               7.3.4.2 Any exercise of an option shall be in writing signed by the proper person and delivered or mailed to the General Counsel of the Company, accompanied by an option exercise notice and payment in full for the number of shares in respect to which the option is exercised.

               7.3.4.3 In the event an option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

               7.3.4.4 The Committee or the Board of Directors may at the time of grant condition the exercise of an option upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations of continued employment and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the option certificate or other document evidencing the option.

                 7.3.4.5 In the case of an option that is not an Incentive Stock Option, the Committee shall have the right to require that the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or makes other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the option. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422 (a) (1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

                7.3.4.6 In the case of an option that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal or withholding requirement of that foreign jurisdiction (or make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the option).

          7.3.5  Payment for and Delivery of Stock.   The shares of stock
                 ---------------------------------
     purchased on any exercise of an option granted hereunder shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, a combination of such cash and Common Stock. A Participant shall not have the rights of a stockholder with respect to awards under the Plan except as to stock actually issued to him.

          7.3.6  Listing of Stock, Withholding and Other Legal Requirements.
                 ----------------------------------------------------------
     The Company shall not be obligated to deliver any stock until all federal and state laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such option to make such representation or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Company's counsel, to avoid violation of said Act, and may also require that the certificates evidencing said stock bear an appropriate restrictive legend.

          7.3.7 Non-transferability of Options. No option may be transferred by
                ------------------------------
     the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as
             -----------------
     applicable, in its discretion, may allow for transferability of non-qualified stock options by the Participant to "Immediate Family Members." Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.


          7.3.8   Death.   If a Participant dies at a time when he is entitled
                  -----
     to exercise an Incentive Stock Option, then at any time or times within three years after his death such Incentive Stock Option may be exercised, as to all or any of the shares which the Participant was entitled to purchase thereunder immediately prior to his death, by his executor or administrator or the person or persons to whom the Incentive Stock Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Incentive Stock Option shall expire at the end of such three-year period. In no event, however, may any Incentive Stock Option granted under the Plan be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

          7.3.9  Termination of Employment.   If the employment of a Participant
                 -------------------------
     terminates for any reason other than his death, all options held by the Participant shall thereupon expire on the date of termination unless the option by its terms, or the Committee or the Board of Directors by resolution, shall allow the Participant to exercise any or all of the options held by him after termination. In the case of an Incentive Stock Option, the Incentive Stock Option shall in any event expire at the end of three months after such termination of employment, or after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted, whichever occurs first. If the Committee or the Board of Directors so decides, an option may provide that a leave of absence granted by the Company or Subsidiary is not a termination of employment for the purpose of this subsection 7.3.9, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of employment for such purpose. The Committee shall also determine all other matters relating to continuous employment.

     7.4  Authority of the Committee.   The Committee shall have the authority,
          --------------------------
either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not
(i) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 8), (ii) reduce the option price per share of any Incentive Stock Option (except in accordance with Section 8) or (iii) extend the term of any Incentive Stock Option to more than ten years, subject, however, to the provisions of Section 10.


8.   CHANGES IN STOCK.
     ----------------

     In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock on which options may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (iii) the option price. The Committee's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement options (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction and no Participant thereunder shall have any right except as herein expressly set forth.

9.   EMPLOYMENT RIGHTS.
     -----------------

     Neither the adoption of the Plan nor any grant of options confers upon any employee of the Company or a Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

10.  DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.
     -------------------------------------------------------

     The Committee or the Board of Directors may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Company (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the exercise price of outstanding incentive options or reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.


11.  EFFECTIVE DATE.
     --------------

     The Plan became effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 12, 1993.

PROXY                                                                    PROXY

                                EMC CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1997
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Colin G. Patteson and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, to be held May 7, 1997, at 10:00 a.m., local time at EMC's facility at 5-9 Technology Drive, Milford, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, $.01 par value per share, of EMC Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.



Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  [_]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                                               With     For All
                                    For       hold      Except

1.)  Election of  Directors:        [_]        [_]       [_]

     Electing two directors to serve a three-year term as Class I Directors and for all nominees.

                                             Richard J. Egan
                                             John F. Cunningham

If you do not wish your shares voted "For" a particular nominee, mark the "For
 All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
 NOMINEES LISTED ABOVE.

RECORD DATE SHARES:



Please be sure to sign and date this Proxy. Date:


--------------------------------------------------------------------------------
 Stockholder sign here                                       Co-owner sign here



                                           For     Against    Abstain
  2. To amend the Articles of              [_]       [_]       [_]

  Organization to increase the number of shares of authorized Common Stock, $.01 par value, to 750,000,000 shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                           For     Against    Abstain
 3. To approve the addition of             [_]       [_]       [_]
    6,000,000 shares of Common
    Stock, $.01 par value, to the
    1993 Stock Option Plan.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS I DIRECTORS, APPROVING THE AMENDMENT TO THE ARTICLES OF ORGANIZATION AND THE ADDITION OF SHARES TO EMC CORPORATION'S 1993 STOCK OPTION PLAN. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


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